Exhibit 10.16

FINANCING AGREEMENT

This Agreement is made as of this  1st day of April, 2008, by and between National Lampoon, Inc., a Delaware corporation ("NL”) and Red Rock Productions, Inc., a Nevada corporation (“RRP”) regarding funding arrangements for various theatrical and home video marketing and “prints and advertising” (“P&A”)  to be distributed by NL as follows:

1. Loan:  RRP agrees to fund the prints and advertising (P&A) budgets for a series of motion pictures to be distributed by NL.  The total amount to be funded per picture will not exceed Five Hundred Thousand Dollars, with a going in budget to be prepared for each picture.  The total amount to be outstanding at any time under this agreement will not exceed Two Million Dollars ($2,000,000.00) (unless otherwise agreed to in writing by the parties), with payments to be made by the specific films funded.  It is expressly understood that NL is not a borrower or guarantor under any of the P&A funding, the only recourse available is against the specific film funded, with no cross collateralization.   NL is hereby directed to pay RRP directly from any proceeds due to each picture prior to any payments to the picture or any affiliates.

2. Recoupment of Investment: RRP will be entitled to recoup its investment plus a premium of twenty percent (20%) of the amount funded.  RRP may take a security interest in the Picture to the extent of the actual amount of the funding plus the premium.

3. Contingent Participation:  RRP will be entitled to five percent (5%) of all net contingent proceeds from the Picture.

4. Representations and Warranties: NL hereby represents and warrants to RRP that:

(a) Powers and Authority: It is duly incorporated, validly existing and in good standing. It has the corporate power and all necessary rights and title to enter into and perform this Agreement and the transactions contemplated hereby or referred to herein and has taken all necessary action to authorize the entry into and performance of this Agreement and such transactions.

(b) Legal Validity: This Agreement constitutes a legal, valid and binding obligation of NL and is in proper form for enforcement against it.

(c) Non-Conflict With Laws: To the best of NL’s knowledge, the entry into and performance of this Agreement and the transactions contemplated hereby do not and will not conflict with: (i) any existing law or regulation or any official or judicial order, or (ii) its articles of incorporation, or (iii) any agreement or document to which it is a party or which is binding upon it or any of its assets.

Without limiting the generality of the foregoing, NL represents and warrants that to the best of its knowledge, there are not now any liens, claims, encumbrances, legal proceedings, restrictions, agreements or understandings which might conflict or interfere with, limit, derogate from, or be inconsistent with or otherwise affect any of the provisions of this Agreement or any of the representations or warranties of NL contained herein, including without limitation, any U.C.C. filings, copyright assignments or other liens, inconsistent herewith or offsets or other costs charged against the Picture by any distributor pursuant to cross-collateralization agreements or otherwise.

(d) Consents: All authorizations, approvals, consents, licenses, exemptions, filings, registrations, notarizations and other matters, official or otherwise, required or advisable in connection with the entry into, performance, validity and enforceability of this Agreement and the transactions contemplated hereby NL have been or will be obtained or effected and are or will be in full force and effect (other than the registration of security interests to be created pursuant hereto).

(e) Litigation: No litigation, arbitration or administrative proceedings are threatened or, to its knowledge, pending which call into question the validity or performance of its obligations hereunder.

(f) Survival: The Production Company's warranties, representations and agreements are of the essence of this Agreement and shall survive the early termination hereof. None of the Production Company's warranties, representations or agreements shall in any way be limited by reason of any investigation made by NL or on behalf of NL regarding said warranties, representations or agreements.

6. Indemnification by NL: NL shall, at its own expense, indemnify, save and hold harmless RRP and its successors, licensees, assigns, agents, representatives and affiliates from and against any and all claims, demands, causes of action, obligations, liability, loss, damage, cost and expenses (including reasonable attorneys' fees), incurred or sustained by reason of or arising out of any breach or alleged breach of any of the warranties, representations or agreements herein made by NL, or from any reliance upon any such warranties, representations or agreements. If any person or entity shall make any claim or institute any suit or proceeding alleging any facts, which, if true, would constitute a breach by NL of any warranty, representation or agreement herein made, NL shall give prompt written notice of same to NL and NL shall undertake at its own cost and expense the defense thereof and shall supply competent and experienced counsel to defend any such suit or proceeding. RRP may also engage his own counsel in connection with any such suit or proceeding.

7. Accounting and Reports by NL:

(a) NL shall maintain complete books and records with respect to the distribution and exploitation of the Pictures.  NL shall render to RRP, on no less than a semi-annual basis for the first two years after initial distribution of the Picture, a written statement of monies spent by RRP hereunder, if any ("RRP Statement"), and such RRP Statement shall be accompanied by a statement showing any amounts due to RRP from the picture. Thereafter, RRP Statements shall be provided annually for as long as the Picture generates net profits.

If any error is made by NL in any RRP Statement, it may be corrected by NL within two (2) years thereafter by making any necessary deductions or additions on subsequent RRP Statements, or at NL's option by rendering an Amended NL Statement.  Each RRP Statement shall be rendered within ninety (90) days following the end of each accounting period.  Any RRP Statement rendered by NL hereunder shall be deemed conclusively true and correct and binding upon RRP, shall constitute an account stated and be incontestable unless RRP delivers to NL in writing specific objections, setting forth specific transactions or items objected to and the basis of such objections, within one (1) year from the date of such RRP Statement.

(b) RRP shall have the right to examine the books and records of NL to the extent they pertain to the Picture.  Such examination shall be made during reasonable business hours, upon reasonable advance written notice, at the regular place of business of  NL where such books and records are maintained, and shall be conducted on RRP’s behalf and at RRP's expense by the RRP's designee.  Such examination shall not be made more frequently than every other year, and no more than once with respect to any accounting period or RRP Statement rendered hereunder.  With respect to any accounting period for which an RRP Statement has been rendered by RRP, such examination shall be permitted only for a period of one year from the date such RRP Statement was received by RRP. RRP's examination shall be limited to those records relating to the Picture and under no circumstances shall RRP have the right to examine records relating to NL's business generally or relating to other motion pictures for purposes of comparison or otherwise.

(c) No action, suit or proceeding arising out of this Agreement or concerning RRP Statement or other accounting rendered by NL hereunder or to the period of time to which such RRP Statement or accounting relates may be maintained against NL unless commenced within one (1) year after the date such RRP Statement or accounting is received by RRP.

8. Business Opportunities: Each of the parties acknowledges that neither party will in any way be restricted from any other business activity (including any motion picture activity), whether or not competitive to the Pictures produced pursuant to this Agreement, it being agreed that so-called "corporate and/or joint venture opportunities" or fiduciary opportunities in relation to any such other activities are hereby waived by each of the parties.

9. Additional Documents: Each of the parties agree to execute any additional documents which may be required or be desirable to fully effectuate the purposes and intent of this Agreement or to carry out the obligations of the parties hereunder, provided that they are not inconsistent with the provisions of this Agreement.

10. Notices: All notices hereunder shall be in writing and shall be served by personal delivery to RRP or the Production Company, as the case may be, or by registered or certified mail, return receipt requested, or by telegram or FAX, addressed as follows:

National Lampoon, Inc.
8228 Sunset Boulevard
Los Angeles, CA 90046

Red Rock Pictures Holdings, Inc.
8228 Sunset Blvd
Los Angeles, CA 90046

Any party may change its address at any time by written notice to the other parties. Notices served by mail shall be deemed to be served three (3) business days next following deposit in the U.S. mails, and in the case of telegrams on the next business day following delivery of the notice to the telegraph office, charges prepaid.

11. Assignment: NL shall have the right to assign all or any part of its right or obligations hereunder to any third party. RRP shall have no rights to assign without NL’s consent. Nothing contained in this sentence shall prevent any party from assigning its right to receive monies hereunder.

12. Miscellaneous:

(a) This Agreement may not be modified except by written agreement signed by each of the parties hereto.

(b) This Agreement shall in no event be construed as a third party beneficiary contract and is not intended for the benefit of any person or company whomsoever except the parties hereto.

(c) No waiver by one party of a breach or default by the other party shall be deemed to be a waiver of any preceding, continuing or succeeding breach of the same or any other provision of this Agreement.

(d) Each party acknowledges that no representation or warranty not expressly set forth in this Agreement has been made or relied upon by the other party, it being agreed that this Agreement constitutes the entire Agreement of the parties regarding the subject matter hereof and supersedes all prior Agreements with respect thereto.

(e) This Agreement has been entered into in the State of California and shall be construed and enforced under and subject to the laws of said state.

(f) Should there be any dispute between the parties concerning the interpretation of this Agreement or concerning an alleged breach of this Agreement, which the parties are unable to resolve after consultation with each other, such dispute shall be decided by arbitration pursuant to the regulations and procedures of the American Arbitration Association. The parties agree that any award rendered by the American Arbitration Association may be entered in the appropriate state or federal court located within the state of California.

18. Attorneys' Fees: In any action or proceeding between or among the parties hereto to interpret or enforce any of the provisions hereof, the prevailing party shall, in addition to any other award of damages or other remedy, be entitled to reasonable attorneys' fees and costs.

WHEREFORE, the parties have executed this Agreement on the date first above written.

National Lampoon, Inc.

By: _______________________

Its: _______________________

Red Rock Pictures Holdings, Inc.

By: _______________________

Its: _______________________